Pricing Supplement No. 16 Dated August 17, 1999 Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated April 1, 1999 and File No.: 333-72791 Prospectus Supplement dated April 1, 1999)

                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES B

Date of Issue:  August 20, 1999 [ ] Fixed Rate    [ ] Commercial Paper Rate Note  [ ] LIBOR Reuters
                                [X] Senior        [ ] Federal Funds Rate Note     [X] LIBOR Telerate
Maturity Date:  August 20, 2001 [ ] Subordinated  [ ] CD Rate Note                [ ] Prime Rate Note
                                                  [ ] CMT Rate Note               [ ] Treasury Rate Note
                                                  [ ] LIBOR Note                  [ ] Other

CUSIP: 06422NHU3

Principal Amount: $25,000,000.00

Issue Price (As a Percentage of Principal Amount): 100%

Interest Rate/Initial Interest Rate: Not Available

Interest Payment Dates: 20th Day of Each Month

Interest Reset Dates: 20th Day of Each Month

Index Maturity: 30 days

Designated CMT Maturity Index:

Designated CMT Telerate Page:

Spread: + 20 Basis Points

Spread Multiplier: None

Minimum Interest Rate: None

Maximum Interest Rate: None

Interest Payment Period: August 20, 1999 to September 20, 1999 and Monthly
                         thereafter, up to but excluding the interest payment date

Interest Rate Reset Period: August 20, 1999 to September 20, 1999 and monthly thereafter, up to but excluding the interest payment date

Redemption Date(s) or Period: None

Optional Repayment Date(s): None

Calculation Agent (If Applicable): The First National Bank of Chicago

Additional Terms:
This Pricing Supplement may be used by Banc One Capital Markets, Inc. ("BOCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.

Pricing Supplement No. 17 Dated August 17, 1999  Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated April 1, 1999 and           File No.: 333-72791
Prospectus Supplement dated April 1, 1999)

                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES B

Date of Issue:  August 20, 1999 [ ] Fixed Rate    [ ] Commercial Paper Rate Note  [ ] LIBOR Reuters
                                [X] Senior        [ ] Federal Funds Rate Note     [X] LIBOR Telerate
Maturity Date:  August 21, 2000 [ ] Subordinated  [ ] CD Rate Note                [ ] Prime Rate Note
                                                  [ ] CMT Rate Note               [ ] Treasury Rate Note
                                                  [ ] LIBOR Note                  [ ] Other

CUSIP: 06422NJA5

Principal Amount: $150,000,000.00

Issue Price (As a Percentage of Principal Amount): 100%

Interest Rate/Initial Interest Rate: Not Available

Interest Payment Dates: 20th Day of February, May, August, November

Interest Reset Dates: 20th Day of February, May, August, November

Index Maturity: 90 Days

Designated CMT Maturity Index:

Designated CMT Telerate Page:

Spread: + 4 Basis Points

Spread Multiplier: None

Minimum Interest Rate: None

Maximum Interest Rate: None

Interest Payment Period: August 20, 1999 to November 20, 1999 and quarterly thereafter, up to but excluding the interest payment date

Interest Rate Reset Period: August 20, 1999 to November 20, 1999 and quarterly thereafter, up to but excluding the interest payment date

Redemption Date(s) or Period: None

Optional Repayment Date(s): None

Calculation Agent (If Applicable): The First National Bank of Chicago

Additional Terms:

This Pricing Supplement may be used by Banc One Capital Markets, Inc. ("BOCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.